UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2015

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 226-5011

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 7.01	Regulation FD Disclosure.

As previously announced, on November 9, 2015, SeaWorld Entertainment, Inc. (the “Company”) will be hosting an investor webcast with investors and analysts to discuss the Company’s strategic vision. The event will begin at 1:15 p.m. Eastern Time and will be webcast live via the Internet. The live webcast and the related presentation materials will be available to the public on the investor relations section of the Company’s website at www.seaworldentertainment.com prior to the start of the presentation. For those unable to participate in the live webcast, a replay will be available beginning at 12 p.m. Eastern Time on November 10, 2015 via the investor relations section of the Company’s website at www.seaworldentertainment.com. The webcast replay and the related presentation materials will be available for 90 days following the event. The information contained on, or accessible from, the Company’s website shall not be deemed incorporated by reference herein.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: November 6, 2015	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary